Exhibit 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is made and entered into on May 1, 2006 by and among S.C. Johnson & Son, Inc., a Wisconsin corporation (“SCJ”), JohnsonDiversey, Inc., a Delaware corporation (“JDI”), and Johnson Polymer, LLC, a Wisconsin limited liability company (“Polymer”).

RECITALS

A. Pursuant to an Asset and Equity Interest Purchase Agreement dated as of May 1, 2006 (the “Purchase Agreement”) by and among Polymer, JohnsonDiversey Holdings II B.V., a company organized under the laws of the Netherlands, and BASF Aktiengesellschaft, a company organized under the laws of Germany (“Buyer”), Buyer or its designated affiliate will purchase, among other things, (1) certain assets of Polymer which are used in the business of developing, manufacturing, and selling specialty polymers for use in the industrial print and packaging industry, industrial paint and coatings industry, and industrial plastics industry and (2) the equity interests in certain subsidiaries of Polymer and JohnsonDiversey Holdings II B.V.

B. Pursuant to an Agreement dated effective as of May 3, 2002 by and between SCJ, S.C. Johnson Commercial Markets, Inc. (n/k/a JDI), and Johnson Polymer, Inc. (n/k/a Polymer) (the “Technology Agreement”), each of SCJ, JDI and Polymer has granted the other parties certain shared license and disclosure rights relating to current and future developed intellectual property and other technology.

C. In connection with the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), the parties have requested that, subject to the terms and conditions set forth below, Polymer be removed as a party to the Technology Agreement, and the Technology Agreement, as amended by this Agreement, continue in accordance with the terms and conditions provided in this Agreement.

NOW, THEREFORE, for such good and valuable consideration, the receipt of which is acknowledged, the parties hereby agree as follows:

AGREEMENTS

1. Assignment and Assumption of Rights and Obligations.

(a) Polymer hereby assigns and transfers to JDI, and JDI hereby assumes from Polymer, all rights and obligations of Polymer set forth in the Technology Agreement. SCJ hereby consents to such assignment, transfer and assumption. SCJ acknowledges and agrees that although JDI is assuming the rights and obligations of Polymer under the Technology Agreement, (i) JDI’s ability to exercise those rights of Polymer and/or perform those obligations of Polymer is qualified by the transactions contemplated by the Purchase Agreement and the other documents and instruments executed pursuant thereto and (ii) without limiting the preceding clause (i), the inability of JDI to exercise a right of Polymer or perform an obligation of Polymer under the Technology Agreement on or after the date hereof by reason of the fact that the underlying asset and/or right of Polymer necessary to exercise such contractual right or perform such contractual obligation has been entirely transferred out of Polymer (pursuant to the Purchase Agreement and documents and instruments executed pursuant thereto), shall not constitute a breach by JDI of the Technology Agreement.

(b) Polymer is removed as a party to the Technology Agreement. The execution of the Purchase Agreement, the transfer of the assets, liabilities and the equity interests as set forth in the Purchase Agreement and the dissolution and/or winding up of Polymer subsequent to the Closing shall not constitute a “Change of Control” of Polymer under the Technology Agreement and, subsequent to the Closing, any reference to a “Change of Control” of Polymer in the Technology Agreement shall be deleted from such agreement.

2. Effective Date. This Agreement shall be effective upon the Closing. If the Closing does not occur on or before August 31, 2006, then either JDI or SCJ may, by written notice given to the other party, terminate this Agreement and upon the giving of such notice, this Agreement shall not be effective and the Technology Agreement shall remain in full force and effect (provided that the Closing has not occurred prior to the giving of the notice terminating this Agreement).

3. Integration. This Agreement, the Technology Agreement and the schedules thereto contain the entire agreement among the parties with respect to the subject matter hereof. Except for the changes made to the Technology Agreement as set forth herein, the Technology Agreement and all of its terms shall remain in full force and effect as to SCJ, JDI and the assumption by JDI of the rights and obligations of Polymer.

4. Miscellaneous. The Preamble and the recitals set forth above are incorporated herein by reference. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, irrespective of any conflicts of law provisions. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors, assignees, and beneficiaries in interest and may not be modified, amended or supplemented except by written agreement of the parties hereto. This Agreement may be executed in counterparts and be delivered by facsimile transmission of signature pages. If executed in counterparts, each counterpart shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

[Signature Page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

S.C. JOHNSON & SON, INC.

By:	/s/ H. Fisk Johnson
Print Name: H. Fisk Johnson, Ph.D.
Title: Chairman and CEO

JOHNSONDIVERSEY, INC.

By:	/s/ Joseph F. Smorada
Print Name: Joseph F. Smorada
Title: Executive Vice President and CFO

JOHNSON POLYMER, LLC

By:	/s/ JoAnne Brandes
Print Name: JoAnne Brandes
Title: Vice President

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